UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2014
Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11961 (Commission File Number)	76-0423828 (I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(713) 332-8400

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement
As previously disclosed, on August 30, 2012, the Company entered into a secured bank credit facility (the “Credit Agreement”) with Bank of America, N.A. as the Administrative Agent with $125 million available under a revolving credit facility (after giving effect to amendments to the Credit Agreement) and $130 million available as part of a term loan facility.
On April 14, 2014, the Company entered into a fifth amendment to the Credit Agreement (the “Fifth Amendment”), which provides for an increase in the revolving credit commitments to $200 million from $125 million and new funding under our term loan facility so that $125 million will be outstanding upon effectiveness of the Fifth Amendment. The Fifth Amendment will become effective upon consummation of that certain Asset Sale Agreement, dated March 3, 2014, by and among Carriage Services of Louisiana, Inc. and Carriage Funeral Holdings, Inc., each direct or indirect wholly-owned subsidiaries of the Company, and SCI Louisiana Funeral Services, Inc., S.E. Funeral Homes of Louisiana, LLC and S.E. Funeral Homes of Virginia, LLC, which was previously disclosed in our Current Report filed on March 5, 2014 (the “Asset Sale Agreement”).
Under the Credit Agreement, outstanding borrowings bear interest at either a prime rate or a LIBOR rate, plus an applicable margin based upon the Company’s senior secured leverage ratio, ranging from 2.0% to 3.5% for LIBOR borrowings and 1.0% to 2.5% for prime rate borrowings. Following effectiveness of the Fifth Amendment, obligations under the Credit Agreement will mature March 31, 2019. Borrowings under the term loan facility are subject to amortization payments of 7.5% of the principal amount in the first two years following the Fifth Amendment effective date, 10.0% for the third and fourth years following the Fifth Amendment effective date and 12.5% per year thereafter.
The Fifth Amendment also modifies the financial covenants so that the Company must maintain 3.75 to 1.00 senior secured leverage ratio as of the end of each fiscal quarter through March 30, 2015, and a 3.50 to 1.00 senior secured leverage ratio as of the end of each fiscal quarter thereafter.
The foregoing description is a summary of the material terms of the Firth Amendment and is not complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01    Regulation FD
On April 15, 2014, the Company issued a Press Release announcing that the Company entered into the Fifth Agreement. A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements regarding the consummation of the Asset Sale Agreement and all statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. The words “could,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Fifth Amendment to Credit Agreement, dated April 14, 2014, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

99.1	Press Release dated April 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARRIAGE SERVICES, INC.
Date:	April 15, 2014	/s/ L. William Heiligbrodt
L. William Heiligbrodt
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Fifth Amendment to Credit Agreement, dated April 14, 2014, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

99.1	Press Release dated April 15, 2014.